Exhibit 99.1

FOR IMMEDIATE RELEASE

October 31, 2014

MEDIA GENERAL ANNOUNCES PRICING OF $400 MILLION OF SENIOR UNSECURED NOTES

Richmond, VA – Media General, Inc. (NYSE: MEG) announced that its wholly owned subsidiary, Media General Financing Sub, Inc. (the “Issuer”), has priced an offering of $400 million aggregate principal amount of 5.875% senior unsecured notes due 2022 (the “Notes”) in connection with the financing of its announced business combination (the “LIN Merger”) with LIN Media LLC (“LIN”). Upon the closing of the LIN Merger, the Issuer will merge with and into LIN Television Corporation (“LIN Television”) with LIN Television continuing as the surviving corporation in such merger and assuming all of the Issuer’s obligations under the Notes and the indenture governing the Notes. The Notes will be guaranteed by each of LIN Television’s subsidiaries that guarantee its credit facility. The Issuer intends to use the net proceeds from this offering to repay certain indebtedness of LIN in connection with the LIN Merger and to pay related fees and expenses. The Notes are being sold at an issue price of 99.5%.

The sale of the Notes is expected to be consummated on November 5, 2014, subject to customary closing conditions.

The Notes will be offered and sold to qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended.

The Notes have not been, and will not be, registered under the U.S. Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

This announcement does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful. This notice is being issued pursuant to and in accordance with Rule 135(c) under the Securities Act.

About Media General

Media General, Inc. is a leading local television broadcasting and digital media company, providing top-rated news, information and entertainment in strong markets across the U.S. The company owns or operates 32 network-affiliated broadcast television stations and their associated digital media and mobile platforms, in 29 markets. These stations reach 17.2 million or nearly 15% of U.S. TV homes. Seventeen of the 32 stations are located in the top 75 designated market areas. Media General first entered the local television business in 1955 when it launched WFLA in Tampa, Florida, as an NBC affiliate. The company subsequently expanded its station portfolio through acquisition. In November 2013, Media General and Young Broadcasting merged, combining Media General’s 18 stations and Young’s 13 stations. In September 2014, Media General acquired WHTM-TV in Harrisburg, PA.

Forward Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Media General to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “increase,” “forecast” and “guidance” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are based upon then-current assumptions and expectations and are generally forward-looking in nature and not historical facts. Any statements that refer to outlook, expectations or other characterizations of future events, circumstances or results are also forward-looking statements. There can be no assurance that the debt offering will occur as currently contemplated, or at all, or that the expected benefits from the transactions will be realized on the timetable currently contemplated, or at all. Other risks that could cause future results to differ from those expressed by the forward-looking statements included in this report include, but are not limited to, any change in national and regional economic conditions, the competitiveness of political races and voter initiatives, pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by Media General, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.

A further list and description of important assumptions and other important factors that could cause actual results to differ materially from those in the forward-looking statements are specified in Media General Annual Report on Form 10-K for the year ended December 31, 2013, included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. Other unknown or unpredictable factors could also have material adverse effects on Media General’s performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Media General undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Contacts

Lou Anne J. Nabhan

Vice President, Corporate Communications

804-887-5120

lnabhan@mediageneral.com